UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2007

HEALTHCARE ACQUISITION CORP.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-32587	20-2726770
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2116 Financial Center 666 Walnut Street
Des Moines, Iowa	50309
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 244-5746

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

HEALTHCARE ACQUISITION CORP. (“HAQ”) CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING STATEMENTS, BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF MANAGEMENT OF HAQ AND PHARMATHENE REGARDING, AMONG OTHER THINGS, THE BUSINESS OF PHARMATHENE AND THE MERGER, ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE FORWARD-LOOKING STATEMENTS. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS: BUSINESS CONDITIONS IN THE U.S. AND ABROAD; CHANGING INTERPRETATIONS OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; OUTCOMES OF GOVERNMENT REVIEWS; INQUIRIES AND INVESTIGATIONS AND RELATED LITIGATION; CONTINUED COMPLIANCE WITH GOVERNMENT REGULATIONS; LEGISLATION OR REGULATORY ENVIRONMENTS, REQUIREMENTS OR CHANGES ADVERSELY AFFECTING THE BUSINESS IN WHICH PHARMATHENE IS ENGAGED; MANAGEMENT OF RAPID GROWTH; INTENSITY OF COMPETITION; GENERAL ECONOMIC CONDITIONS; AS WELL AS OTHER RELEVANT RISKS DETAILED IN HAQ’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE INFORMATION SET FORTH HEREIN SHOULD BE READ IN LIGHT OF SUCH RISKS. NEITHER HAQ NOR PHARMATHENE ASSUMES ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED IN THIS REPORT.

HAQ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AS WELL AS THE OTHER INFORMATION NOTED BELOW BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, HEALTHCARE ACQUISITION CORP. (“HAQ”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING HAQ’S SECURITIES, REGARDING ITS PROPOSED BUSINESS COMBINATION WITH PHARMATHENE, INC. AND ITS SUBSIDIARY (COLLECTIVELY, “PHARMATHENE”), AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

HAQ AND ITS DIRECTORS AND EXECUTIVE OFFICERS AS WELL AS PHARMATHENE AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICIATION OF PROXIES FOR THE SPECIAL MEETING OF HAQ’S STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED BUSINESS COMBINATION. STOCKHOLDERS OF HAQ AND OTHER INTERESTED PERSONS ARE URGED TO READ, WHEN AVAILABLE, HAQ’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH HAQ’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ HAQ’S FINAL PROSPECTUS, DATED JULY 28, 2005, ITS REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AND OTHER REPORTS AS FILED WITH THE SEC, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF HAQ’S OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT OF HAQ WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED BUSINESS COMBINATION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO HAQ AT: 2116 FINANCIAL CENTER, 666 WALNUT STREET, DES MOINES, IOWA 50309. THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE FINAL PROSPECTUS AND OTHER SEC FILINGS OF HAQ CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

PHARMATHENE’S FINANCIAL INFORMATION AND DATA CONTAINED HEREIN AND IN THE EXHIBITS HERETO IS UNAUDITED AND PREPARED BY PHARMATHENE AS A PRIVATE COMPANY, AND DO NOT CONFORM TO SEC REGULATION S-X. ACCORDINGLY, SUCH INFORMATION AND DATA WILL BE ADJUSTED AND PRESENTED DIFFERENTLY IN HAQ’S PROXY STATEMENT TO SOLICIT STOCKHOLDER APPROVAL OF THE ACQUISITION.

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2007, Healthcare Acquisition Corp., a Delaware corporation (“HAQ”), and its wholly-owned subsidiary, PAI Acquisition Corp., also a Delaware corporation (“PAI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PharmAthene, Inc., a Delaware corporation (“PharmAthene”), pursuant to which PAI will merge into PharmAthene and PharmAthene will become a wholly-owned subsidiary of HAQ.  Following consummation of the merger, it is anticipated that HAQ will change its name to PharmAthene, Inc.  Because HAQ has no other operating business, following the merger, PharmAthene will effectively become a public company.  PharmAthene is headquartered in Annapolis, Maryland, and has a subsidiary located in Montreal, Canada.

Under the terms of HAQ’s amended and restated certificate of incorporation, because HAQ has entered into the Merger Agreement, HAQ now has until August 3, 2007 to complete its business combination, having satisfied the criteria for extension of time to complete a transaction set forth in its amended and restated certificate of incorporation.

Merger Consideration and Treatment of Options and Warrants

The Merger Agreement without exhibits is attached hereto as Exhibit 2.1 and should be referred to when reading the following summary. You are urged to read the entire Merger Agreement and the other exhibits attached hereto as the following is a summary only.

The Merger Agreement provides that by virtue of the merger, and subject to certain adjustments as hereafter described, PharmAthene stockholders and noteholders will receive:

(i)	an aggregate of 12,500,000 shares of HAQ common stock;
(ii)	$12,500,000 in 8% convertible notes of HAQ in exchange for $11,800,000 of currently-outstanding 8% convertible PharmAthene notes, pursuant to a Note Exchange Agreement; and
(iii)	up to $10,000,000 in milestone payments (if certain conditions are met),

in exchange for all of the issued and outstanding capital stock of PharmAthene. HAQ is also assuming certain outstanding vested and unvested options and warrants, which shall be exchanged into options and warrants of HAQ on economically equivalent terms. The 12,500,000 shares of HAQ common stock issued as merger consideration will not increase due to the vesting, issuance or exercise of any options or warrants of PharmAthene or the assumption of the PharmAthene options and warrants and the actual number of shares of HAQ common stock ultimately issued may be less to the extent options and warrants are not exercised.

A requisite majority of PharmAthene’s securityholders have consented to the merger and the merger agreement and have agreed among themselves to the allocation of the merger consideration. A form of the Note Exchange Agreement, to be executed at closing, and a form of the 8% Convertible Note, to be issued at closing, have substantially been agreed upon and are attached hereto as Exhibits 4.1 and 4.2, respectively. Further, the stockholders and note holders of PharmAthene have agreed to a lockup of the shares issuable to them in the merger under which lockup 50% of the shares will be released after six months and the remaining shares will be released after 12 months. HAQ has agreed to register the shares issuable to the PharmaAthen stockholders and note holders following the closing pursuant to the terms of a Registration Rights Agreement, the form of which is filed as Exhibit 10.1.

The 12,500,000 shares of HAQ common stock issuable as merger consideration will be subject to adjustment in the following circumstances:

(i) to the extent that the stockholders of HAQ owning more than 5% of the outstanding HAQ common stock exercise their conversion rights under HAQ’s amended and restated certificate of incorporation, the number of shares of HAQ common stock comprising the stock consideration shall be adjusted upward by the product of (x) the number (as a percentage) that is the difference between the percentage of HAQ common stock that is converted and 5% and (y) 2.25 million; and

(ii) if, prior to the date that the proxy statement filed by HAQ in connection with the merger is approved by the SEC, PharmAthene issues additional shares of its common stock (or any equity or debt securities convertible into common stock) for cash consideration of up to $5 million (subject to the limitation that the securities of PharmAthene issued to the purchasers thereof will not convert into more than 625,000 shares of HAQ common stock in the merger, which number of shares would be proportionately reduced to reflect the sale of less than $5 million), then the number of shares of HAQ common stock comprising the stock consideration shall be increased by the number of shares of HAQ common stock into which the shares so issued will be converted as a consequence of the merger.

Amendment to HAQ’s Charter

The Merger Agreement provides that HAQ shall request approval from its stockholders to amend its certificate of incorporation to, among other things, (i) effect the name change to PharmAthene, Inc., (ii) delete the preamble and SPAC-specific portions of the charter from and after the closing and (iii) provide that, for so long as at least 30% of the 8% convertible notes issued in the merger remain outstanding, the number of directors of HAQ shall not exceed seven, the number of directors constituting the committees, including the corporate governance and nominating committee and the compensation committee (or committees performing similar functions) of the board shall not exceed three, and the holders of such 8% convertible notes shall have the right, as a separate class (and notwithstanding the existence of less than three such holders at any given time), to (a) elect three members to the board of directors of HAQ and, (b) to the extent they elect to fill such committee positions, appoint two of the three members of such committees of the board.

New Incentive Plan

HAQ has agreed to seek approval of its stockholders to establish a new incentive plan, including stock options, containing terms no less favorable to holders of outstanding employee options of PharmAthene and HAQ shall reserve for issuance under such plan a sufficient number of shares of HAQ common stock for delivery upon exercise of outstanding employee options assumed by HAQ under the Merger Agreement, as well as an additional 3,000,000 shares of HAQ common stock.

Representations, Warranties and Covenants

                 The Merger Agreement contains representations and warranties of HAQ, PAI, and PharmAthene, as applicable, relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capitalization, (c) the authorization, performance and enforceability of the Merger Agreement, (d) financial statements, (e) taxes, (f) absence of undisclosed liabilities, (g) real and personal property interests, (h) material contracts, (i) title to assets, (j) absence of certain changes, (k) employees and employee benefits matters, (l) compliance with applicable laws, (m) absence of litigation, (n) environmental matters, (o) regulatory matters, (o) compensation matters and (p) insurance.

                Subject to specified exceptions, each of HAQ and PharmAthene has agreed to continue to operate its respective business in the ordinary course prior to the closing of the merger. Additionally, the parties have agreed, among other things, to (i) cooperate in the preparation of filing with the SEC of proxy materials for use by HAQ in the solicitation of its stockholders for approval of the Merger Agreement and the merger; (ii) obtain all necessary approvals for the merger; (ii) protect confidential information and maintain the confidentiality of the other’s proprietary information; and (iii) until termination of the Merger Agreement (except as discussed below), not to solicit or accept an alternative Acquisition Proposal, as such term is defined in the Merger Agreement.

Indemnification

 The Merger Agreement provides for indemnification of HAQ by the security holders of PharmAthene for any losses suffered as a consequence of violation, breach or misrepresentation of any representation, warranty or covenants of PharmAthene, provided, however that the sole and exclusive source of the payment of any indemnification obligations being limited to 1,375,000 shares of HAQ common stock otherwise issuable as part of the merger consideration which are to be deposited into escrow at the closing of the merger, to be held during the period ending one year from the closing, all in accordance with the terms and conditions of an escrow agreement to be entered into at the closing between a representative of HAQ, a representative of the PharmAthene stockholders and a designated escrow agent.  The balance of any share amounts remaining in escrow against which no claims have been made shall be distributed to PharmAthene’s stockholders at the expiration of the 12-month escrow period following the closing. For indemnification purposes, the shares of HAQ common stock held in escrow shall be valued at the average reported last sales price for the ten (10) trading days ending on the last day prior to the date that a claim for indemnification is publicly disclosed (or if there is no public disclosure, the date on which an indemnification notice is received) and the ten (10) trading days after such date.

Conditions to Closing of the Merger

            The obligations of HAQ to consummate the merger are subject to various closing conditions, including, among others: (i) that the HAQ stockholders shall have approved the Merger Agreement and the transactions contemplated by the Merger Agreement and the holders of not more than twenty percent (20%) of HAQ’s shares issued in HAQ’s initial public offering and outstanding immediately before the closing shall have exercised their rights to convert their shares into a pro rata share of the trust fund rather than approve the merger; (ii) that David Wright, President and Chief Executive Officer of PharmAthene shall have entered into an employment agreement with HAQ upon mutually acceptable terms; (iii) that all side agreements relating to PharmAthene’s capital stock and notes and that of its Canadian subsidiary previously entered into by PharmAthene shall have been terminated; (iv) that the requisite majority of the holders of PharmAthene capital stock and all of the holders of then outstanding notes of PharmAthene shall have executed and delivered an allocation agreement and the Note Exchange Agreement; (v) that lockup agreements shall have been entered into by substantially all of PharmAthene’s stockholders and note holders; (vi) that no material adverse change shall have occurred; (vii) that no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger substantially on the terms contemplated by the merger agreement; (viii) the absence of any action, suit or proceeding challenging or preventing the merger and (ix) all notes previously issued by PharmAthene have been terminated.

                The obligations of PharmAthene to consummate the merger are subject to various closing conditions broadly similar to those of HAQ, as well as the condition that HAQ’s common stock issuable as merger consideration will be listed for trading on the AMEX, that the merger will be treated as a reorganization for federal income tax purposes, and that HAQ’s charter shall have been amended as described above.

Termination

Pursuant to the terms of the Merger Agreement, the Merger Agreement may be terminated at any time prior to the closing, as follows:

(i)	by mutual written consent of HAQ, PAI and PharmAthene;

(ii)
by either HAQ or PharmAthene if (a) a permanent injunction or other order prohibiting the merger shall have become final and nonappealable or (b) if during any 15-day trading period following the execution of the merger agreement and before its effective date, the average trading price of HAQ’s publicly-traded warrants is equal to or lower than $0.20 per warrant;

(iii)
by PharmAthene, if (a) prior to the closing there shall have been a material breach of any representation, warranty, covenant or agreement on the part of HAQ or PAI contained in the merger agreement or any representation or warranty of HAQ or PAI shall have become untrue after the date of the merger agreement, which breach or untrue representation or warranty (A) would, individually or in the aggregate with all other such breaches and untrue representations and warranties, give rise to the failure of a condition and (B) is incapable of being cured prior to the closing by HAQ or is not cured within thirty (30) days of notice of such breach, (ii) any of the conditions to closing shall have become incapable of fulfillment; (iii) HAQ has not filed its preliminary proxy statement with the SEC by February 14, 2007 through no fault of PharmAthene or such proxy statement has not been approved by the SEC by July 10, 2007; (iv) HAQ has not held its special meeting to approve the merger within thirty-five (35) days of approval of the proxy statement by the SEC; (v) HAQ’s board has withdrawn or changed its recommendation to its stockholders regarding the merger; or (vi) more than 19.99% of the holders of the HAQ’s publicly-traded common stock entitled to vote on the merger elect to convert such shares into cash from the trust fund;

(iv)
By HAQ, if (i) prior to the closing there shall have been a material breach of any representation, warranty, covenant or agreement on the part of PharmAthene contained in the merger agreement or any representation or warranty of PharmAthene shall have become untrue after the date of the merger agreement, which breach or untrue representation or warranty (A) would, individually or in the aggregate with all other such breaches and untrue representations and warranties, give rise to the failure of a condition and (B) is incapable of being cured prior to the closing by PharmAthene or is not cured within thirty (30) days of notice of such breach; or (ii) any of the conditions to closing shall have become incapable of fulfillment; .

If HAQ terminates the agreement due to a material breach of any representation, warranty, covenant or agreement on the part of PharmAthene, or if certain of the conditions to closing shall have become incapable of fulfillment (through the fault of PharmAthene), HAQ shall be entitled to a termination fee of $250,000.

If PharmAthene terminates the agreement as a result of a material breach of any representation, warranty, covenant or agreement on the part of HAQ or PAI; or if any of the conditions to closing shall have become incapable of fulfillment; or if HAQ has not filed its preliminary proxy statement with the SEC by February 14, 2007 through no fault of PharmAthene or if such proxy statement has not been approved by the SEC by July 10, 2007; or if HAQ has not held its special meeting to approve the merger within thirty-five (35) days of approval of the proxy statement by the SEC; or if HAQ’s board has withdrawn or changed its recommendation to its stockholders regarding the merger, PharmAthene shall be entitled to a termination fee of $250,000 or such lesser amount as remains outside of HAQ’s trust fund.

Bear, Stearns & Co. Inc. served as financial advisor to PharmAthene in connection with the transaction and Maxim Group LLC served as financial advisor to HAQ.

McCarter & English is serving as counsel to PharmAthene in the transaction. Ellenoff Grossman & Schole LLP is acting as counsel to HAQ.

Item 5.01 Change in Control of Registrant

As a result of the arrangements regarding the election of HAQ directors who will serve as such after the closing of the merger that are described above in Item 1.01, and the issuance of the shares of Common stock as part of the merger consideration, a change in control of HAQ will occur as a result of the merger. As such event will take place more than 60 days after the filing of this Report and the amounts of HAQ common stock to be beneficially owned by the directors immediately after the merger cannot yet be determined, HAQ is at this time unable to provide information regarding the beneficial ownership of HAQ common stock by those persons who will be its directors immediately after the merger. Such information will be provided in the proxy statement that HAQ will distribute to its stockholders to solicit their vote to approve the merger and the other proposals that will be presented to them for consideration in connection with the merger.

Item 7.01 Regulation FD Disclosure

The Business of PharmAthene

Overview

PharmAthene is in the business of discovering and developing novel human therapeutics and prophylactics for the treatment and prevention of morbidity and mortality from exposure to biological and chemical weapons. PharmAthene has two products currently in development, Valortim™, a human monoclonal antibody for the prevention and treatment of anthrax infection, and Protexia®, a bioscavenger for the treatment of organophosphate nerve agent poisoning.

The U.S. government has identified certain indications as priorities for biodefense funding, including anthrax, nerve agent exposure, smallpox, botulinum toxin and radiation. PharmAthene is pursuing the development of products in the areas of anthrax and nerve agent exposure. Currently, the FDA has an expedited and simplified mechanism for regulatory approval of biodefense drugs. Phase I human clinical trials are required to show reasonable safety, but efficacy only needs to be demonstrated in two animal species. In addition, the U.S. government has enacted laws and established processes to permit the sale of bioterrorism drugs to government organizations prior to obtaining regulatory approval.

PharmAthene’s lead product candidate, Valortim, is a fully human monoclonal antibody designed to protect against and treat inhalation anthrax infection, the most lethal form of illness in humans caused by the Bacillus anthracis bacterium. PharmAthene is co-developing Valortim with Medarex, Inc., a biopharmaceutical company that specializes in developing fully human antibody-based therapeutic products and will share with Medarex any profits derived from sales of Valortim. Preclinical trials on animal models have demonstrated that Valortim is highly efficacious as both a prophylaxis and a therapeutic for inhalation anthrax infection in some animal models. PharmAthene and Medarex have completed dosing of healthy volunteers in a Phase I open-label, dose-escalation clinical trial to evaluate the safety, tolerability, immunogenicity, and pharmacokinetics of a single dose of Valortim administered intravenously or intramuscularly. No drug-related serious adverse events have been reported. Final results from the Phase I trial were presented at the Infectious Disease Society of America meeting in October 2006. Valortim has been granted Fast Track Status by the FDA, which may permit PharmAthene to submit portions of a Biologics License Application (“BLA”) or efficacy supplement before the complete BLA is submitted. This may expedite the review process but requires that the FDA have sufficient resources to allow early review of the portions submitted. In addition, Valortim has been granted orphan drug status for the treatment of inhalational anthrax.

Protexia, PharmAthene’s second product candidate, is a recombinant form of human butyrylcholinesterase (“BChE”) for use in the prophylaxis and treatment of organophosphate chemical nerve agent poisoning. Preclinical trials on animal models have demonstrated that Protexia is highly efficacious as both a prophylaxis and a therapeutic for chemical nerve agent poisoning. PharmAthene plans to continue preclinical animal studies of Protexia throughout 2006 and 2007 and file an Investigational New Drug application (“IND”) with the FDA in 2008. The procurement process for the scale-up development and sale of Protexia is already underway with the U.S. Department of Defense (“DoD”), the department tasked with purchasing biodefense countermeasures for military use. The DoD requested competitive bids in an RFP for a recombinant form of BChE drug for the prophylaxis treatment of chemical nerve agent poisoning, which PharmAthene submitted in November 2005.  In September 2006, PharmAthene was awarded a contract with a potential value of $213 million by the DoD for advanced development of Protexia and procurement of an initial 90,000 doses.

Strategy

PharmAthene’s goal is to become the premier company worldwide specializing in the discovery, development, and commercialization of therapeutic and prophylactic drugs for defense against bioterrorism and to eventually leverage its biodefense capabilities for non-biodefense products in broader commercial markets. PharmAthene’s strategy to achieve this objective includes the following elements:

▪   In-license or acquire development-stage product candidates that address other large biodefense markets. PharmAthene endeavors to continue to build a portfolio of development-stage products in the area of biodefense. PharmAthene intends to continue to identify development-stage product candidates, including therapeutics, diagnostics and vaccines, that address the bioterrorism threats given the highest priority by the U.S. government, such as smallpox and botulinum toxin.

▪   Maximize the value of its product candidates, Valortim and Protexia, by accessing the resources of PharmAthene’s partners. PharmAthene intends to maximize the value of its product candidates by leveraging the substantial clinical, financial, regulatory, and commercial strengths of its partners. PharmAthene believes that Medarex provides manufacturing and monoclonal antibody development expertise and other resources needed to help successfully develop Valortim. In addition, PharmAthene actively co-developed Protexia with the U.S. Army under a cooperative research and development agreement. PharmAthene believes the U.S. Army is the leading institution in the area of chemical nerve agent testing and analysis, including modified, more toxic forms of organophosphate nerve agents which have not yet been, but may eventually be, used as weapons.

▪   Establish additional collaborations with pharmaceutical and biotechnology companies. PharmAthene will seek to enter into additional partnerships to support the development of existing and future pipeline products, or to more favorably position its products for government procurement.

▪   Market and apply PharmAthene’s capabilities in the procurement of government contracts to sell other companies’ products. PharmAthene personnel have significant experience in dealing with all aspects of government contract bidding and maintenance. PharmAthene believes that companies that are not focused on biodefense but that do have products that could be sold to the government could benefit from PharmAthene’s capabilities. PharmAthene has been approached, and anticipates it will continue to be approached, by companies willing to enter into sales, marketing and distribution agreements for access to PharmAthene’s government contracting expertise.

▪   Expand into commercial markets by leveraging PharmAthene’s biodefense capabilities. To diversify its risk of dependence on government funding of biodefense products, PharmAthene intends to apply its drug development expertise and capabilities for the development of non-biodefense products for broader commercial markets. For example, PharmAthene believes that Protexia, its recombinant human BChE product, in addition to having utility as a broad-spectrum countermeasure against nerve agent chemical weapons, may be used to treat cocaine and heroin addiction. PharmAthene believes that increasing endogenous levels of BChE can help reduce risks of complications due to cocaine and heroin abuse as well as help prevent and treat addiction.

Biodefense Industry

Market Overview

In recent years, the U.S. government has significantly increased spending for development of measures to counteract biowarfare agents and has established numerous programs with some budgets extending out for nearly a decade. U.S. government spending on military and civilian biodefense currently averages nearly $7 billion annually, representing the vast majority of spending on biodefense countermeasures worldwide. The biodefense market can be divided into three segments: U.S. civilian, U.S. military, and non-U.S. markets.

▪	U.S. Civilian

The U.S. civilian market includes funds allocated to protecting the U.S. population from biowarfare agents. The market is largely funded by Project BioShield. The Project BioShield Act of 2004, the U.S. government’s largest biodefense initiative, was signed into law for the procurement of biodefense countermeasures for the Strategic National Stockpile. Project Bioshield provided for $5.6 billion in biodefense spending for the period from July 2004 through 2013. Procurement awards totaled $1.8 billion through 2006. $400 million is awarded through 2008. The remaining $2.2 billion is scheduled to become available in 2009.

According to the DoD, U.S. civilian biodefense spending outside of Project BioShield has been approximately $5 billion per year since 2003. The Department of Health and Human Services and the Department of Homeland Security account for 88% of civilian biodefense dollars.

▪	Military

The DoD is responsible for the development and procurement of countermeasures for the military segment which focuses on providing biowarfare protection for military personnel and civilians who are on active duty. The Chemical and Biological Program was funded with $1.2 billion in 2005, while $1.5 billion was requested for 2006, according to the DoD. Of such amounts, funds dedicated to the development and procurement of medical technologies, therapeutics, and vaccines are approximately $300 million for 2005, while nearly $400 million has been requested for 2006. Total funding for the Chemical and Biological Program between 2006 and 2011 is projected by the U.S. government to be $9.9 billion.

▪	Non-U.S. Markets

Non-U.S. markets address protection against biowarfare agents for both civilians and military in foreign countries. PharmAthene believes the recognition by foreign governments of a need for biodefense programs has been increasing recently. Foreign biodefense programs would help support a larger market and also further diversify PharmAthene’s potential sources of funding.

Project BioShield

Project BioShield is focused on products with low technology risk that will be available for purchase in the near term. The U.S. government has identified the following indications as a priority: anthrax; smallpox; botulinum toxin; radiation; and nerve agent exposure. To identify the best products for these indications, HHS has issued Requests for Information (“RFI”) followed by Requests for Proposal (“RFP”). The RFP details requirements including treatment types, number of doses and delivery timeframe. To qualify for Project BioShield funding, a company is required to demonstrate product efficacy in an animal model, initial product safety in Phase I clinical trials and sufficient manufacturing capabilities. To date, 10 awards have been made under Project BioShield, including those for anthrax vaccines and therapeutics, radiation, and botulinum. While the largest contract ($877 million) for anthrax vaccine was terminated, HHS has indicated those funds will be allocated to a new solicitation and award for anthrax vaccines.

Development Cycle

The U.S. government has acted to facilitate expeditious development of biodefense countermeasures by shortening the development and approval process relative to traditional pharmaceutical products. Development of biodefense products may be less expensive and less risky compared to traditional therapeutics and vaccines because human efficacy trials are not required.

Immediate Biodefense Focus: Anthrax and Nerve Agent Exposure

Under Project BioShield, the government has identified certain indications as priorities for biodefense funding including anthrax, smallpox, botulinum toxin, radiation, and nerve agent exposure. PharmAthene is pursuing the development of products in the areas of anthrax and nerve agent exposure.

Anthrax

The three general modes of infection by Bacillus anthracis (“B. anthracis”), the bacterium which causes anthrax, are by inhalation, ingestion, and skin contact. Inhalation is the form of infection most likely to be lethal. Inhalational anthrax occurs when the anthrax bacterium becomes airborne and enters a person’s body through the lungs. Persons suffering from inhalation anthrax will experience a series of symptoms consisting of fever, muscle aches, fatigue, and cough, which lasts an average of four days. Following this period, there is rapid onset of severe respiratory distress, low blood oxygen and low blood pressure, which generally culminates in death. Inhalation anthrax has a 95% to 100% mortality rate if left untreated, and at least a 50% mortality rate in patients treated aggressively with antibiotics. Persons infected by B. anthracis that is ingested will suffer from gastrointestinal anthrax; those whose skin comes into contact with the anthrax bacteria will suffer from cutaneous anthrax. Gastrointestinal anthrax often presents those exposed with serious gastrointestinal difficulty, vomiting of blood, severe diarrhea, acute inflammation of the intestinal tract, and loss of appetite. Gastrointestinal anthrax has a 25% to 65% mortality rate if left untreated. Cutaneous anthrax generally causes skin infections within a week or two after exposure. Cutaneous anthrax is the least fatal. Without treatment, approximately 20% of all skin infection cases are fatal. Treated cutaneous anthrax is rarely fatal.

B. anthracis is a spore forming bacterium that has potential use as a weapon of bioterror, especially when delivered in an aerosolized form. Following germination of the spores, the bacteria replicates and produces three toxins. The first of these toxins, Anthrax Protective Antigen initiates the onset of illness by attaching to the outside of the healthy cells of the infected person, and then facilitates the entry of the two additional destructive toxins, referred to as Lethal Factor and Edema Factor, into those cells.

The DoD estimates that up to ten countries may possess anthrax weapons and an undetermined number of individuals and terrorist groups could have access to anthrax. Anthrax is an effective bioterrorism agent because the spore-forming bacteria are very stable, can be milled to a very fine powder, and may be dispersed widely with readily available instruments and machinery. The World Health Organization estimates that 50 kilograms of B. anthracis released upwind of a city of 500,000 people could result in up to 95,000 fatalities, with an additional 125,000 persons being incapacitated.

PharmAthene believes that currently available treatment for inhalation anthrax is limited and suboptimal. Following exposure, but prior to the onset of symptoms, antibiotics like ciprofloxacin, doxycycline, or penicillin can be used as post-exposure prophylaxis with the goal of preventing progression of the disease. In order to be fully effective when used in this way, the recommended antibiotic treatment must be continued for sixty days. PharmAthene believes that both compliance and side effects are problematic for anyone asked to take antibiotics for such an extended period of time. A product like Valortim, with a prolonged half-life, might allow for less frequent dosing to achieve adequate post-exposure prophylaxis.

Once symptoms have developed following exposure, interventions are aimed at improving mortality. PharmAthene believes the addition of an anti-toxin like Valortim has the potential to significantly improve upon the current therapeutic regimen, and it would have the added benefit of having activity against the toxins released from antibiotic-resistant strains.

Chemical Weapons and Nerve Agents

Chemical weapons use the toxic properties, as opposed to the explosive properties, of chemical substances to produce physiological effects on an enemy. Classic chemical weapons, such as chlorine and phosgene, were employed during World War I and consisted primarily of commercial chemicals used as choking and blood agents, which caused respiratory damage and asphyxiation. Nerve agents, one of the most lethal forms of chemical weapons, were developed in the 1930s during the lead up to World War II.

Nerve agents function by binding to acetylcholinesterase, an enzyme that normally causes the neurotransmitter acetylcholine to relax. By blocking the activity of acetylcholinesterase, nerve agents cause nerve impulses to be continually transmitted, causing muscle contractions that do not stop. This effect is referred to as a “cholinergic crisis” and consists of a loss of muscle control, respiratory failure, paralysis and convulsions. Nerve agent exposure that does not cause death after a short period can lead to permanent brain damage. Nerve agents are a class of organophosphates, a term which refers to organic chemicals that contain the element phosphorous.

Nerve agents, which are all liquids at room temperature, are generally lethal far more quickly and in far lower quantities than are classic chemical weapons, and are effective both when inhaled and when absorbed through the skin. Nerve gases can be classified as either G-agents (such as sarin, soman, tabun) or V-agents (such as VX), both of which are volatile and toxic. Chemical agents can be delivered through explosive devices, spray tanks or most any other liquid or gas dispersion devices and machinery.

The current standard of care for post-exposure treatment involves repeated doses of a cocktail of drugs, including atropine, oxime reactivators, and anti-convulsants. PharmAthene believes available treatment options are inadequate and there is a need for more efficacious countermeasures, especially as evidence mounts that modified, more toxic forms of organophospates, VX and G agents may be used in future attacks.

There is currently only one FDA approved product, Pyridostigmine bromide (“PB”), which is used as a “pre-treatment adjunct” against nerve agent poisoning, and it is only usable to counteract poisoning by one nerve agent, soman. It confers no protection on its own but enhances the protection conferred by post-exposure treatment. The current standard of care for post-exposure treatment involves repeated doses of a cocktail of drugs including atropine, oxime reactivators (“2-PAM”) and anti-convulsants. However, this standard of care acts primarily on the symptoms of nerve agents, not their underlying cause. PharmAthene believes available pre-and post-treatment options are inadequate and that there is a need for more efficacious countermeasures.

PharmAthene’s Solutions

Based on its preclinical and clinical trials to date, PharmAthene believes its two product candidates will offer tangible benefits over existing treatments for inhalation anthrax and chemical nerve agent poisoning.

PharmAthene’s Product Pipeline

Status
Product Candidate	Type	Disease	Pre-clinical	Phase I	FDA Submission	Next Milestone	Partner

Valortim	Monoclonal Antibody	Inhalation anthrax				NIAID contract for advanced development— 2Q07	Medarex

Protexia	Recombinant Butyrylcholin esterase protein	Toxicity caused by nerve agents				Complete process development— 2Q07	None

Valortim: Anthrax Monoclonal Antibody

Valortim is a fully human antibody designed to protect against or treat inhalation anthrax, the most lethal form of illness in humans caused by B. anthracis. Valortim functions by targeting Anthrax Protective Antigen, a protein component of the lethal toxins produced by the bacterium. Anthrax Protective Antigen (“Anthrax PA”) initiates the onset of the illness by attaching to and facilitating the entry of the destructive toxins Lethal Factor (“LF”) and Edema Factor (“EF”) into healthy cells in the infected person. Valortim is designed to bind to Anthrax PA and protect the cells from damage by the anthrax toxins. In preclinical studies, Valortim both protected against infection, and when administered some time after exposure, facilitated recovery and survival in animals exposed to lethal inhalation doses of anthrax spores.

Anthrax spore challenge studies in animals have demonstrated protection by Valortim both when given early following challenge (post-exposure prophylaxis) as well as when given up to 48 hours after challenge (therapeutic intervention). Valortim binds to a novel site of Anthrax PA, permitting protection after toxins have already attached to the cell. PharmAthene believes Valortim’s potency and unique mechanism of action differentiate it from competing products, and provides superior activity in the toxin neutralization assay. Pharmathene believes that, in the initial Phase I clinical trials in healthy human volunteers, PharmAthene believes Valortim was well-tolerated with no drug-related serious adverse events reported.

Development Timeline

Currently, PharmAthene and Medarex have completed dosing in a Phase I open-label, dose-escalation clinical trial to evaluate the safety, tolerability, immunogenicity, and pharmacokinetics of a single dose of Valortim administered intravenously or intramuscularly in healthy volunteers. Final results from the Phase I study were presented at the Infectious Disease Society of America meeting in October 2006.

Recently, Valortim received Fast Track designation from the FDA, which generally indicates that the FDA will facilitate the development and expedite the regulatory review of the product. However, PharmAthene can provide no assurance that the review will be successful. Valortim has also been granted Orphan Drug status, a designation for drugs developed for diseases which affect less than 200,000 persons in the United States and provides for reduced fees to the FDA, market exclusivity for seven years and other FDA-related privileges.

Clinical and Preclinical Studies

Valortim is being developed for two indications: (i) as a post-exposure prophylaxis; and (ii) as a post-exposure therapy.

Clinical Phase I Studies

Valortim has been tested in a Phase I, single-dose, dose-escalation trial in healthy human volunteers. PharmAthene found that subjects tolerated Valortim without drug-related serious adverse events. Minor adverse events reported included pain at the intramuscular injection site, headache, muscle aches, and occasionally bruising at the site of the intravenous catheter inserted for drug dosing and blood draws. Pharmacokinetic data indicate that Valortim has good bioavailability following intramuscular injection; additionally, both intravenous and intramuscular injection result in a half-life of 26 to 30 days.

Preclinical Studies: Post-exposure Prophylaxis Indication

PharmAthene has conducted two studies in animals to evaluate the use of Valortim as a post-exposure prophylaxis, or, in other words, to protect exposed patients from developing the symptoms and from dying of inhalational anthrax. Eighty-five percent of rabbits treated intravenously with doses of Valortim survived following inhalational exposure to anthrax spores. One hundred percent of cynomolgus monkeys treated intramuscularly with doses of Valortim were protected from death following exposure to inhalational anthrax spores. Treatment of both of these animal models was initiated within one hour following exposure to the anthrax spores.

PharmAthene has also conducted a study in animals to evaluate the use of Valortim as a post-exposure therapeutic. This indication for Valortim would be intended to treat those patients who have already developed symptoms of inhalational anthrax. In this study, 89% of the animals treated with Valortim intravenously twenty-four hours following inhalational exposure to anthrax spores survived. A second group of animals were not treated with Valortim until forty-eight hours following exposure; 42% of the animals treated at this timepoint survived. Lower doses have not yet been tested in this model. Additional work has begun to test Valortim in a second animal model for its effectiveness when given at extended timepoints following inhalational anthrax spore exposure.

Protexia: Recombinant Human Butyrylcholinesterase

Protexia is a recombinant version of human butyrylcholinesterase (“rBChE”), a naturally occurring protein found in minute quantities in blood. In its natural form, butyrylcholinesterase, or “BChE” functions as a natural bioscavenger, like a sponge, to absorb and degrade organophospate poisons (e.g. nerve agents) before they cause neurological damage. Protexia is being developed as a pre-exposure and post-exposure therapy for military and civilian targets of a nerve agent attack.

PharmAthene, in collaboration with the Institute for Chemical Defense (“ICD”), a U.S. military organization where the testing of Protexia against traditional and non-traditional agents is performed, has screened for neutralizing activity by rBChE against a number of these classified agents. rBChE continues to be assayed against such non-traditional agents as they become available. In addition, newer more potent forms of rBChE will be screened as second-generation rBChE molecules (having higher affinity binding characteristics and enhanced catalytic activity) become available. Because ICD is a U.S. military organization, which treats the results of its studies as classified national security information, the results of these tests are not available to PharmAthene or to the public.

Development Timeline

Protexia’s capability as a medical countermeasure has been demonstrated in vivo by its ability to protect animals from multiple lethal doses of nerve agent chemical weapons. Protexia has also been demonstrated to bind a broad spectrum of agents, including sarin, soman, tabun and VX. Protexia has several likely advantages, including providing protection both pre-exposure and post-exposure, detoxification of organophosphate nerve agents with full spectrum protection and an acceptable safety profile.

Protexia Proof of Concept Studies

Protexia is being developed for two indications: (i) as a pre-exposure prophylaxis; and (ii) as a post-exposure therapy.

Pre-exposure Prophylaxis Indication:

Pre-treatment with Protexia not only provided 100% survival against multiple lethal doses of the nerve agents VX and soman in animal models but surviving animals also displayed no nerve agent side effects. In these experiments, one group of animals was pre-treated with Protexia or a negative control. Eighteen hours later, they were exposed to multiple lethal doses of nerve agent (VX or soman). Another group of animals was exposed to approximately 75% less nerve agent and then treated immediately with the current standard therapy, a three-drug cocktail of atropine, 2-PAM and diazepam. Animals were videotaped post-exposure and evaluated for toxic signs by observers blinded to the treatment groups. In addition, a functional observation battery neurological function tests (ability to balance and memory tests) were formed six hours after exposure.

Results: None of the control animals exposed to nerve agents alone survived while 100% of animals pretreated with Protexia survived with no visible nerve agent side effects and no loss of balance or memory relative to negative control animals. In contrast, the animals exposed to much lower levels of nerve agents and subsequently treated with the current standard therapy did not respond as well. Survival in these animals was mixed with 100% survival in animals exposed to VX but only 50% survival in animals exposed to soman, although all survivors had significant side effects including a pronounced loss of balance and loss of memory.

Post-exposure Therapeutic Indication:

Based on the demonstration of protection when Protexia was administered before nerve agent exposure, a series of experiments were conducted to determine whether Protexia was effective as a therapy when administered after exposure to nerve agent.

The therapeutic efficacy of Protexia was first evaluated in a domestic pig model with rapid (intravenous) exposure to nerve agent (VX) followed by treatment with Protexia 15 minutes later. All of the control animals receiving nerve agent alone died with an average time to death of 1.5 hours while 50% of animals receiving Protexia survived with a prolonged time to death (average of 5.4 hours) in the animals that died.

A second study was then conducted to evaluate the therapeutic efficacy of Protexia in a different animal model and to increase the time before treatment with Protexia to one hour. In this study, 90% of the animals exposed to VX on the skin and then treated with Protexia survived as compared to no survivors among the group that was not treated.

U.S. Government Regulatory Pathway

General

Regulation by governmental authorities in the United States and other countries will be a significant factor in the production and marketing of any biopharmaceutical products that PharmAthene may develop. The nature and the extent to which such regulations may apply to PharmAthene will vary depending on the nature of any such products. Virtually all of PharmAthene’s potential biopharmaceutical products will require regulatory approval by governmental agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval procedures by the FDA and similar health authorities in foreign countries. Various federal statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of such products. The process of obtaining these approvals and the subsequent compliance with appropriate federal and foreign statutes and regulations requires the expenditure of substantial resources.

Government Funding

The U.S. Government awarded Medarex, PharmAthene’s partner in the development of Valortim, two separate grants of up to $7.2 million over the next three years for the further development of Valortim. In addition, the DoD Appropriations bills for fiscal year 2006 and 2007 included $2.05 million and $1.0 million respectively to support PharmAthene’s ongoing development of Valortim. Prior to PharmAthene’s acquisition of the recombinant butyrylcholinesterase program, Nexia, the predecessor of PharmAthene Canada, was awarded a $2.6 million contract by the DoD to support the expression of rBChE in the milk of transgenic goats and to provide proof of concept data that the product can be produced in kilogram quantities. Additionally, PharmAthene was awarded a multi-year contract which can provide up to $213 million by the DoD U.S. Army Space and Missile Command for the advanced development of Protexia.

Collaborations

PharmAthene entered into a collaboration and development agreement with Medarex in November 2004 to co-develop Valortim for the treatment of anthrax infection. Under the terms of the agreement, Medarex and PharmAthene have agreed jointly to continue to investigate the potential for Valortim to be used as a therapeutic for individuals with active disease as well as for prophylactic treatment of individuals exposed to anthrax. Medarex received an initial payment from PharmAthene of $2,000,000 used to fund development activities already underway for Valortim. PharmAthene will be solely responsible for funding all future research and development activities that are not supported by government funds. The companies will share profits according to a predetermined allocation percentage. The percentage of profits that PharmAthene will be entitled to receive will depend in part upon the amount of funding that it provides in connection with the collaboration. Additionally, PharmAthene will be responsible for marketing, selling and distribution of the product.

Additional animal model development and testing of Valortim for therapeutic efficacy will be carried out under a recently established Collaborative Research and Development Agreement with the U.S. Army Medical Research Institute of Infectious Diseases.

PharmAthene has actively co-developed Protexia with the U.S. Army Medical Research Institute of Chemical Defense under a cooperative research and development agreement.

Non-Biodefense Products in Development

In addition to its utility as a broad-spectrum countermeasure against nerve agent chemical weapons, PharmAthene is evaluating the use of BChE as a potential clinical candidate for the treatment of cocaine and heroin addiction and the treatment of initial toxicity from overdose of cocaine and heroin. This is due to the unique structure of the enzyme that allows for selective binding to a variety of substrates and inhibitors. Increasing endogenous levels of BChE can reduce risks of complications due to cocaine and heroin abuse.

Intellectual Property

PharmAthene’s success depends in part on its ability to obtain patents, to protect trade secrets, and to operate without infringing upon the proprietary rights of others. PharmAthene seeks to protect its proprietary position by, among other methods, filing U.S. and foreign patent applications related to the proprietary technology, inventions and improvements that are important to the development of its business. Further, all of PharmAthene’s employees have executed agreements assigning to PharmAthene all rights to any inventions and processes they develop while they are employed by PharmAthene.

In addition, PharmAthene intends to use license agreements to access external products and technologies, as well as to convey its own intellectual property to others. PharmAthene will be able to protect its proprietary rights from unauthorized use by third parties only to the extent that its proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. Protection of PharmAthene’s intellectual property rights is subject to a number of risks.

Manufacturing

PharmAthene has limited manufacturing capabilities and believes that acceptable alternatives are available through Contract Manufacturing Organizations “CMOs.” These CMOs have experience in operating under the current Good Manufacturing Practices established by the FDA.

For Protexia, PharmAthene owns and operates a transgenic goat farm for the production of BChE in Quebec, Canada. PharmAthene is currently producing this protein in the milk of transgenic goats at commercially feasible concentrations. This farm will be used for the commercial production of the crude material. The large-scale recovery and purification process is currently under development at PharmAthene’s research center in Montreal and at a CMO. For commercial manufacturing, the initial production will be performed at PharmAthene’s farm and the final purification of the bulk drug substance will be performed at a CMO. Final formulation and delivery are still being developed.

For Valortim, the cell culture process was developed by PharmAthene’s partner for Valortim, Medarex, and results in a commercially feasible and high purity product that would be manufactured commercially by a CMO. PharmAthene has determined that the capital investment and high operating costs of a manufacturing operation are not justified at this time and several acceptable CMOs are available to produce this product.

Competition

Anthrax Therapeutics:

Monoclonal antibodies (“MAbs”) directed against anthrax PA are being developed for post-exposure prophylaxis and as symptomatic therapy for anthrax infection. There are currently a limited number of companies of which PharmAthene is aware with anti-anthrax MAbs in development. These include: Human Genome Sciences, Inc., Elusys Therapeutics, Inc., Avanir Pharmaceuticals Inc. and IQ Corporation BV.

There are a number of orally available small molecule drugs approved and/or under development for the treatment of anthrax. These include both broad spectrum antibiotics as well as anthrax specific products. Bayer Corporation produces Ciprofloxacin, or “Cipro,” which has been approved for the post-exposure prophylaxis of inhalation anthrax. In late 2004, a number of generic versions of Cipro were also approved by the FDA.

In addition to anthrax therapeutics, anthrax vaccines are currently available or in development. At present, only one vaccine is approved for use by the FDA for the prevention of anthrax which is BioThrax made by BioPort Corporation, a subsidiary of Emergent Biosolutions Inc. PharmAthene believes that second generation vaccines consisting of recombinant protective antigen are being developed by VaxGen Inc. and Avecia Biotechnology. PharmAthene also believes that third generation vaccines, consisting of improved formulations of the anthrax protective antigen are being developed by Avant Immunotherapeutics Inc., BioSante Pharmaceuticals, Cerus Corporation Inc., Dynavax Technologies Inc., DVC, Vical and LigoCyte Pharmaceuticals Inc.

 Organophosphorous Nerve Agent Therapeutics:

Nerve agents are considered to be among the most lethal biowarfare agents, yet there are few antidotes available. Symptoms of intoxication develop within seconds, and death can result within minutes after exposure by inhalation, absorption through the skin, or by oral consumption.

The current medical regimen for organophospate intoxication includes pretreatment with carbamates (i.e. pyridostigmine) to protect acetylcholinesterase (AChE) from irreversible inhibition, followed by anticholinergic drugs (i.e. atropine) to counteract the effects of excess acetylcholine, quaternary ammonium oximes (i.e. 2-PAM) to reactivate AChE that was inhibited by organophospate binding, and anticonvulsant drugs (i.e. diazepam) to minimize convulsions and permanent brain damage.

However, these medical countermeasures against nerve agents are not sufficiently effective, particularly at protecting the central nervous system. PharmAthene is aware of several antidotes to other nerve agents being developed by pharmaceutical companies, including Meridian Medical Technologies, a subsidiary of King Pharmaceuticals Inc. and DVC, a division of Computer Sciences Corp., in collaboration with Baxter Healthcare Corporation.

PharmAthene’s Subsidiary: PharmAthene Canada, Inc.

PharmAthene’s efforts with respect to Protexia are conducted primarily through its facility in Canada and through its Canadian subsidiary, PharmAthene Canada, Inc. (“PharmAthene Canada”) through which it develops and manufactures complex recombinant proteins in the milk of transgenic goats for medical and industrial applications. PharmAthene Canada’s strength is producing proteins that cannot be made commercially using other recombinant systems.

Item 8.01 Other Events

Investor Presentation

Attached as Exhibit 99.2 to this Current Report on Form 8-K is the form of slide show presentation that HAQ expects to use in presentations to certain of its stockholders.

Non-GAAP Financial Measures

The press release and investor presentation filed as exhibits to this Current Report on Form 8-K include certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). HAQ believes that the presentation of this non-GAAP measure provides information that is useful to investors as it indicates more clearly the ability of PharmAthene to meet capital expenditures and working capital requirements.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated January 19, 2007 by and among Healthcare Acquisition Corp., PAI Acquisition Corp., and PharmAthene, Inc.

4.1	Form of Note Exchange Agreement

4.2	Form of 8% Convertible Note of Healthcare Acquisition Corp.

10.1	Form of Registration Rights Agreement to be entered into by Healthcare Acquisition Corp. and the former stockholders and note holders of PharmAthene, Inc.

99.1	Press Release issued January 22, 2007

99.2	Investor Presentation

     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2007	HEALTHCARE ACQUISITION CORP.

	By:	/s/ Matthew P. Kinley
Matthew P. Kinley
President